At a Special Meeting of Stockholders of the Brookfield High Income Fund Inc.
held on July 18, 2014, stockholders voted on the issuance of additional shares of common stock of Brookfield High Income Fund Inc. in connection with the
Agreements and Plans of Reorganization between Helios Advantage Income
Fund, Inc. ("HAV"), Helios High Income Fund, Inc. ("HIH"), Helios Multi-Sector
High Income Fund, Inc. ("HMH"), Helios Strategic Income Fund, Inc. ("HSA") and
Brookfield High Income Fund Inc. ("HHY"). A description of the proposal and the shares voted in favor, shares voted against and shares abstaining with respect to each proposal are as follows:

                               Shares Voted     Shares Voted    Shares Voted
                                    For            Against         Abstain
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1 Issuance of additional
  shares of Common Stock
  for HAV                        3,049,249        459,774          150,387
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2 Issuance of additional
  shares of Common Stock
  for HIH                        3,057,485        455,257          146,670
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3 Issuance of additional
  shares of Common Stock
  for HMH                        3,053,047        455,435          150,930
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4 Issuance of additional
  shares of Common Stock
  for HSA                        3,058,333        458,127          142,951
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At a Special Meeting of Stockholders of the Brookfield High Income Fund Inc.
held on July 18, 2014, stockholders voted on an Agreement and Plan of
Reorganization between Helios Advantage Income Fund, Inc. ("HAV"), Helios High
Income Fund, Inc. ("HIH"), Helios Multi-Sector High Income Fund, Inc. ("HMH"),
Helios Strategic Income Fund, Inc. ("HSA") and Brookfield High Income Fund Inc.
("HHY"). A description of the proposal and the shares voted in favor, shares voted against and shares abstaining with respect to each proposal are as follows:

                               Shares Voted     Shares Voted    Shares Voted
                                    For            Against         Abstain
------------------------------------------------------------------------------
1 To approve the agreement
  and plan of reorganization
  and the transactions
  contemplated thereby,
  including the transfer of
  all assets and liabilities
  of HAV to HHY                  3,452,145        218,406          110,992
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2 To approve the agreement
  and plan of reorganization
  and the transactions
  contemplated thereby,
  including the transfer of
  all assets and liabilities
  of HIH to HHY                  2,562,657        155,052          102,353
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3 To approve the agreement
  and plan of reorganization
  and the transactions
  contemplated thereby,
  including the transfer of
  all assets and liabilities
  of HMH to HHY                  3,914,411        303,268          198,952
------------------------------------------------------------------------------
4 To approve the agreement
  and plan of reorganization
  and the transactions
  contemplated thereby,
  including the transfer of
  all assets and liabilities
  of HSA to HHY                  3,686,692         79,035           54,355
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The stockholders of the Brookfield High Income Fund Inc. voted on the following proposals at a stockholder meeting on November 20, 2014. A description of the proposal and the shares voted in favor, shares voted against and shares abstaining with respect to each proposal are as follows:

                               Shares Voted     Shares Voted    Shares Voted
                                    For            Against         Abstain
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1 To elect to the Fund's Board
  of Directors Louis P.
  Salvatore                     22,010,576        711,579            --
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2 To elect to the Fund's Board
  of Directors Jonathan C.
  Tyras                         22,038,015        684,140            --
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At a special shareholder meeting held on January 31, 2014, shareholders of the Fund approved the redomestication of the Fund to a Maryland corporation and amendments to the Fund's governing documents. Additionally, shareholders approved a new investment advisory agreement between the Fund and Brookfield Investment Management. The redomestication and implementation of the new investment advisory agreement is expected to be consummated on or about February 28, 2014. In addition, the Fund will change its name to "Brookfield High Income Fund Inc." effective March 1, 2014. The table below shows the number of shares voted:

                                Shares Voted     Shares Voted    Shares Voted
                                    For            Against         Abstain
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1 An Agreement and Plan of
Reorganization that provides
for the reorganization of the
Fund.                            3,644,440        194,783           97,705
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2 A charter and bylaw provision
regarding the vote required to
elect a director.                3,639,016        208,514           89,398
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3 A charter provision regarding
the vote required to remove a
director.                        3,449,908        404,119           82,901
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4 A charter provision regarding
the vote required for certain
extraordinary transactions.      3,348,003        488,627          100,298
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5 A charter provision regarding
the vote required for certain
amendments to the charter.       3,372,797        460,934          103,197
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6 A charter and bylaw provision
regarding amendments to the
bylaws.                          3,518,902        313,204           91,088
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7 A bylaw provision regarding
a shareholder's right to call
a special meeting.               3,437,195        396,655           89,344
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8 A bylaw provision regarding
advance notice for shareholder
nominees for director and other
shareholder proposals.           3,563,336         87,649           87,649
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9 A new investment advisory
agreement between the Fund and
Brookfield Investment Management
Inc.                             3,570,900         83,593           83,593
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